UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

Triad Guaranty Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Stratford Road
Winston-Salem, North Carolina 27104
(Address of principal executive offices) (zip code)

(336) 723-1282
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Confirmation of 2011 Performance Goals

On May 17, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Triad Guaranty Inc. (the “Company”) confirmed the corporate and individual performance goals that will be used to assess each named executive officer’s eligibility for an annual performance-based cash incentive award for the year ending December 31, 2011.  The performance-based cash incentive award is designed to recognize the accomplishment of key corporate and individual performance goals.  Targeted cash incentive awards have been established and are based on the value of the contributions of the named executive officer’s position.  Using the relative weightings of goals as a benchmark, the weighting for each named executive officer was determined based on their individual responsibility towards the attainment of the respective corporate goal.  At the conclusion of the year, the performance versus the goals will be assessed. The performance against each goal, and the weighting of the goal for each individual, will determine the percentage of the incentive compensation target that is earned.  However, the Committee retains the right to award an amount greater than the target to any specific individual if that individual’s performance merits such action.

For the year ending December 31, 2011, the Committee has approved the following corporate performance goals:  (i) manage the Company’s run-off in a manner that maintains positive relations with, and the support of, the Illinois Department of Insurance (the “Department”) and key policyholders; (ii) pursue opportunities to settle or commute large blocks of risk where the settlement improves the outcome of the run-off plan; (iii) efficiently and effectively administer the Company’s master policies to assure timely payment of all valid claims; (iv) reduce expenses while maintaining efficient and effective operations; (v) maintain a talented and motivated staff to successfully manage the run-off plan; and (vi) analyze and develop a plan to maximize the value of existing assets and infrastructure.

For each of the named executive officers, the following corporate goals were deemed to be the most important in their individual assessments:

Kenneth W. Jones (President, Chief Executive Officer and Principal Financial Officer) — In addition to the overall executive leadership responsibilities associated with accomplishing the Company’s corporate goals, the Committee deemed these three goals as the most important (in order of weighting) for Mr. Jones:  (i) analyze and develop a plan to maximize the value of existing assets and infrastructure; (ii) manage the Company’s run-off in a manner that maintains  positive relations with, and the support of, the Department and key policyholders; and (iii) pursue opportunities to settle or commute large blocks of risk where the settlement improves the outcome of the run-off plan.

Earl F. Wall (Senior Vice President, Secretary and General Counsel) — The Committee deemed these three goals as the most important (in order of weighting) for Mr. Wall:  (i) pursue opportunities to settle or commute large blocks of risk where the settlement improves the outcome of the run-off plan; (ii) efficiently and effectively administer the Company’s master policies to assure timely payment of all valid claims; and (iii) manage the Company’s run-off in a manner that maintains positive relations with, and the support of, the Department and key policyholders.

Shirley A. Gaddy (Senior Vice President, Operations) — The Committee deemed these three goals as the most important (in order of weighting) for Ms. Gaddy:  (i) efficiently and effectively administer the Company’s master policies to assure timely payment of all valid claims; (ii) reduce expenses while maintaining efficient and effective operations; and (iii) maintain a talented and motivated staff to successfully manage the run-off plan.

For each of our named executive officers, a minimum bonus opportunity is available as a “retention guarantee” during 2011 – in other words, the minimum annual cash incentive award set forth below is automatically earned by each named executive officer who remains in a key position for the Company’s ongoing operations at December 31, 2011 or who is involuntarily terminated without cause during 2011.  The 2011 minimum annual cash incentive award and targeted annual cash incentive award for each of our named executive officers is set forth below:

Mr. Jones:  Minimum of $95,000 and target of $190,000.

Mr. Wall:  Minimum of $62,500 and target of $125,000.

Ms. Gaddy:  Minimum of $50,000 and target of $100,000.

As part of the Company’s retention efforts, each of the named executive officers, if he or she is actively working for and in good standing with the Company, is entitled to receive 5% of his or her annual base salary in July 2011 as an advance payment on the minimum annual cash incentive award noted above.

Grant of Restricted Stock

Pursuant to the Company’s 2006 Long-Term Stock Incentive Plan, the Board approved a grant of 30,000 shares of restricted stock to Mr. Jones on May 18, 2011 that was valued at $0.23 per share, based upon the closing price of the Company’s common stock as quoted on the OTC Bulletin Board® at the close of business on May 18, 2011.  These shares of restricted stock will vest on May 17, 2012.  In connection with the grant of restricted stock, Mr. Jones’ targeted annual cash incentive award for 2011 was reduced from $200,000 to $190,000.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a), (b)

The Company’s Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 19, 2011.  Shares entitled to vote at the Annual Meeting totaled 15,258,128, of which 12,516,840 shares were represented.

The five directors identified below were elected at the Annual Meeting.  Shares were voted as follows for each nominee:

Proposal 1: Election of Directors	Shares Voted in Favor	Shares Withheld	Broker Non-votes
H. Lee Durham, Jr.	5,235,105	96,329	7,185,406
Deane W. Hall	5,234,905	96,529	7,185,406
Kenneth W. Jones	5,235,496	95,938	7,185,406
William T. Ratliff, III	5,226,168	105,266	7,185,406
David W. Whitehurst	5,235,705	95,729	7,185,406

 Stockholders also voted to amend the Company’s certificate of incorporation to establish restrictions on the transfer of the Company’s common stock to avoid an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended, and thereby help preserve certain tax benefits.  This proposal was approved by the votes set forth in the following table:

Proposal 2: Charter Amendment	Shares Voted in Favor	Shares Voted Against	Shares Abstaining
Amendment of certificate of incorporation to establish restrictions on the transfer of the Company’s common stock to avoid ownership change and help preserve certain tax benefits.	12,178,484	280,567	57,790

Stockholders also voted to approve the Triad Guaranty Inc. Tax Benefits Preservation Plan, as adopted by the Board on September 13, 2010.  This proposal was approved by the votes set forth in the following table:

Proposal 3: Approval of Tax Benefits Preservation Plan	Shares Voted in Favor	Shares Voted Against	Shares Abstaining
Approval of the Triad Guaranty Inc. Tax Benefits Preservation Plan, as adopted by the Board on September 13, 2010.	12,236,677	272,019	8,145

Stockholders also voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.  This proposal was approved by the votes set forth in the following table:

Proposal 4: Ratification of Auditor	Shares Voted in Favor	Shares Voted Against	Shares Abstaining
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.	12,355,013	115,068	46,759

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

May 23, 2011	/s/ Kenneth S. Dwyer
Kenneth S. Dwyer Vice President and Chief Accounting Officer